STOCK PLEDGE AND SECURITY AGREEMENT
                      -----------------------------------



         THIS STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 21 day of April 2003, by Bankers Insurance Group, Inc. (the "Pledgor"), in favor of Regions Bank (the "Lender").

         WHEREAS, Lender and Pledgor are parties to that certain Credit Agreement dated as of December 18, 1998 (as amended from time to time, the "Credit Agreement"), pursuant to which Lender made a Term Loan to Pledgor in the original principal amount of $17,800,000.00 (the "Loan"). The Loan is evidenced by Pledgor's Term Note dated as of December 18, 1998 in the original principal amount of $17,800,000.00 (the "Note"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement; and

         WHEREAS, Lender and Pledgor are parties to a Forbearance and Master Loan Documents Modification Agreement dated as of September 18, 2000 as amended and modified by letter agreement dated January 22, 2002 (the "Forbearance Agreement"); and

         WHEREAS, Lender has required, as a condition precedent to Lender's extending the Forbearance Period provided in the Forbearance Agreement, that Pledgor execute this Agreement in favor of Lender pledging certain securities (as defined in Section 1 below, the "Collateral") as collateral security for the prompt and complete payment and performance when due of the Pledgor's obligations to Lender under the Credit Agreement and the Loan Documents defined therein including, without limitation, the Note; and

         WHEREAS, Pledgor has determined that the transactions contemplated by the Credit Agreement are beneficial to Pledgor, and it is thus in the best interest of Pledgor to enter into this Agreement; and

         WHEREAS, Pledgor has entered into that certain Agreement to Facilitate Merger dated April 9, 2003 among Fiserv, Inc. ("Fiserv"), Fiserv Solutions, Inc., Fiserv Merger Sub, Inc., Pledgor, Bankers Insurance Company, Bankers Security Insurance Company and Bonded Builders Service Corp. (the "Agreement to Facilitate"), pursuant to which Pledgor has agreed, among other things, to (i) vote its shares of Insurance Management Solutions Group, Inc. ("IMSG") common stock in favor of the approval and adoption of the Merger Agreement (as defined in the Agreement to Facilitate) and the transactions contemplated thereby, (ii) vote against any action that could reasonably be expected to impede, interfere, delay, or discourage the Merger (as defined in the Agreement to Facilitate), facilitate an acquisition of IMSG or all or substantially all of its assets or business, in any manner, by a party (other than Fiserv or a subsidiary of Fiserv), or result in any breach of representation, warranty, covenant or agreement of IMSG under the Merger Agreement, (iii) not dispose or otherwise sell any shares of IMSG common stock, except to certain of its subsidiaries which are also parties to the Agreement to Facilitate and (iv) accept $3.26 per share, in cash, without interest, pursuant to the Merger; and

         WHEREAS, Lender has agreed pursuant to that certain Letter Agreement between Pledgor and Lender dated as of the date hereof that the security interest in the Collateral granted by Pledgor in favor of Lender is subject to the restrictions contained in the Letter Agreement, a copy of which is attached hereto as Exhibit A;

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Representations of Pledgor. Pledgor represents and warrants as follows:

                  (a) Pledgor is the legal and beneficial owner, free and clear of any liens, charges or encumbrances, of stock certificate No. INMG 0153 representing 2,000,000 shares of common stock of IMSG registered in the name of Pledgor (the "Collateral").

                  (b) The shares of stock constituting the Collateral constitute issued and outstanding common stock of ISMG, and have been duly and validly issued, are fully paid and non-assessable, and, except as set forth in the Agreement to Facilitate Merger, there are no restrictions on the transfer of any of the Collateral or on Pledgor's right to pledge the Collateral.

                  (c) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

                  (d) The making and performance of this Agreement by Pledgor
(i) is not and will not be in violation of any law or any regulation promulgated pursuant to law, by any governmental agency or body; (ii) does not require the approval or consent of any governmental agency or body; (iii) will not conflict with, or result in a breach of, any term, condition or provision of, or constitute a default under, any instrument to which Pledgor is a party or may be bound or affected, or constitute (with or without the giving of notice or the passage of time or both) a default under any such instrument, or result in the acceleration of any indebtedness, or result in the breach of any regulation, order, writ, injunction or decree of any court or any commission, board or other administrative agency entered in any proceeding to which Pledgor is a party or by which it may be bound or affected; and (iv) does not require the approval of any other secured or unsecured creditor.

                  (e) Upon consummation of the pledge and assignment of the Collateral to Lender pursuant to this Agreement, such pledge and assignment will create a valid lien on and, upon delivery of the Collateral to the Lender, together with a stock transfer executed in blank, a perfected security interest in the Collateral.

                  (f) No Collateral has been heretofore pledged to any person or entity and all Collateral is free of all liens of any kind whatsoever, except as set forth in the Agreement to Facilitate.

         2. Pledge of Collateral. Pledgor hereby assigns, hypothecates, transfers and pledges to Lender all of the Pledgor's right, title and interest in and to all of the Collateral and hereby grants to Lender a lien on and a security interest in such Collateral, all as collateral security for (a) the prompt and complete payment when due of the indebtedness of Pledgor evidenced by the Loan Documents including, without limitation, the Credit Agreement and the Note; (b) the prompt and complete performance of the obligations of Pledgor under, or pursuant to the terms of this Agreement; and (c) all costs and expenses incurred by Lender in connection with the enforcement, maintenance and preservations of its rights under any of the Loan Documents and this Agreement, including all attorneys' fees and including all such costs herein. Anything to the contrary in this Agreement notwithstanding, so long as there is no default in existence under the Loan Documents, the Pledgor shall be entitled (i) to receive or to direct payment and distribution of dividends paid or interest earned on the Collateral and (ii) to vote, or to direct the voting of such shares of IMSG common stock which, rights shall terminate upon the occurrence of a default under any of such Loan Documents.

         3. Redelivery of Collateral. Upon performance and satisfaction in full of the Pledgor's obligations under the Loan Documents, this Agreement shall immediately cease and terminate as herein provided, and any Collateral then held by Lender shall be deemed immediately transferred to Pledgor, and this Agreement shall thereupon have no further force or effect. Upon the happening of the events specified in the immediately preceding sentence, the Lender shall be deemed to be holding such Collateral in trust for Pledgor until such Collateral, together with appropriate instruments of reassignment and release as requested by Pledgor, are delivered to Pledgor or to Pledgor's designee. Upon such delivery of Collateral or any part thereof to Pledgor or to Pledgor's designee hereunder or otherwise, the receipt thereof by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor. Anything to the contrary in this Section 3 notwithstanding, the exercise of the parties' rights and responsibilities under this Section 3 are subject to any applicable change of control regulations of the Florida Department of Insurance and related laws of the State of Florida.

         4. Default. Upon default under the Loan Documents, Lender shall give Pledgor notice in writing of the default and shall afford Pledgor a sixty (60) day period in which to cure or eliminate such default. Should Pledgor fail to cure or eliminate such default, the Lender without further demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), may, subject to the terms of the Agreement to Facilitate Merger, collect, receive, appropriate and realize upon the Collateral, or any portion thereof, and/or may forthwith sell, assign, grant options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, at public or private sale or sales, at any exchange, broker's board or at any of Lender's offices or elsewhere, upon such terms and conditions as the Lender may deem advisable and at such prices as Lender may deem reasonable, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Lender upon any such sale or sales, public or private, to purchase the whole or any portion of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released to the extent permitted by law. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which event no notification is required), the Lender shall give at least five (5) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. Such notice shall be given in the manner prescribed in the Florida Uniform Commercial Code for giving of notice by secured parties to debtors. Such reasonable notification shall be given to Pledgor unless it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Loan, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida. Anything to the contrary in this Section 4 notwithstanding, the exercise of Lender's rights under this
Section 4 are subject to any applicable change of control regulations of the Florida Department of Insurance and related laws of the State of Florida.

         5. Rights of Lender. Except as set forth in the Letter Agreement, upon (a) the failure by Pledgor to pay when due the obligations evidenced by the Loan Documents and secured by this Agreement, in accordance with the respective terms thereof, and (b) Lender's consummation of a sale of or other realization upon Collateral in accordance with this Agreement, the Collateral so sold or realized upon may be registered in the name of the purchaser or Lender, as the case may be, and thereafter, Pledgor and any individual having rights that arise through Pledgor, subject to any applicable change of control regulations of the Florida Department of Insurance and related laws of the State of Florida, shall not be entitled to exercise any voting and corporate rights with respect to such Collateral or exercise any rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of such Collateral.

         6. Distribution of Proceeds. The proceeds of any sale of all of any part of the Collateral may be applied by Lender, at its option, to any of the following:

                  (a) First, to the payment of all of the costs and expenses of sale of the Collateral, including, without limitation, reasonable fees and expenses of the Lender and its agents, attorneys and counsel; and, all other expenses, liabilities and advances made or incurred by Lender in connection herewith or with respect to the Loan Documents or this Agreement;

                  (b) Second, to the payment in full of the interest on and principal due under the Loan Documents (whether or not the same shall have been declared forthwith due and payable) and all other indebtedness secured by the pledge hereunder, or, if not sufficient to pay all such amounts in full, then to payment of accrued but unpaid interest, and then unpaid principal due under the Agreement until the Pledgor's obligations under the Agreement are paid in full, and next, if any amounts remain, to any other indebtedness or obligation secured by the pledge hereunder in such order as Lender may elect; and

                  (c) Third, after all payments described in Subparagraphs (a) and (b) of this section shall have been made in full, any surplus remaining from such proceeds shall be paid to Pledgor or whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         7. Presentments. Lender shall be under no duty or obligation whatsoever, other than as set forth in this Agreement and the Loan Documents, to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with the obligations evidenced by the Loan Documents or the whole or any part of the obligations secured hereunder.

         8. No Waiver. No delay on the part of Lender in exercising any right, power or privilege under this Agreement or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Pledgor shall be deemed to be a waiver of any of the obligations of the Pledgor or of the right of Lender to take further action or to exercise any rights hereunder without notice or demand or prejudice the rights of Lender in any respect; nor in any event shall any alternative, amendment, modification or waiver of the provisions of this Agreement be effective unless in writing by the party to be charged thereby, nor shall any such waiver be applicable except in the specific instance for which given.

         9. No Disposition. Except as provided in the Agreement to Facilitate, without the prior written consent of Lender, Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Collateral, nor will it create, incur or permit to exist any Lien on any of the Collateral, or any interest thereon, or any proceeds thereof, except for the Liens thereon in favor of Lender. Without the prior written consent of Lender, Pledgor agrees that it will not take any action that would compromise Lender's rights under this Agreement.

         10. Other Rights. The rights, powers and remedies given to Lender by this Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any statute or rule of law. Every right, power and remedy of Lender shall continue in full force and effect until either (a) termination of this Agreement or (b) such right, power or remedy is specifically waived by an instrument in writing executed by Lender.

         11. Further Assurances. Pledgor hereby agrees to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Lender may reasonably request to effect the purposes of this Agreement and to secure to Lender and to all persons who may from time to time be holders of any of the Collateral hereunder the benefits of all rights, authorities and remedies conferred upon Lender by the terms of this Agreement.

         12. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         13. Notices. All notices, demands and communications given or made hereunder or pursuant hereto shall be in writing and shall be given as provided in the Credit Agreement or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

         14. Specific Performance. The parties hereto agree that the remedies at law for damages under this Agreement in the event of any actual or threatened breach or default hereunder are not and will not be adequate, and that the obligations may therefor be specifically enforced.

         15. Gender; Defined Terms. Whenever in this Agreement the context so requires, the singular shall include the plural and the plural the singular. It is also understood that designations of parties hereto in a particular gender shall be read to include other genders as applicable. All capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Credit Agreement as the context may require.

         16. Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         17. Amendments; Governing Law. This Agreement may not be amended or supplemented except by an instrument in writing executed by Lender and the Pledgor. The validity and interpretation of this Agreement and performance of the parties hereto of their respective duties and obligations hereunder shall be governed by the laws of the State of Florida.

         19. Jurisdiction and Venue. The Pledgor agrees that by executing and delivering this Agreement to the Lender the Pledgor submits to personal jurisdiction in any court of competent jurisdiction in Hillsborough or Pinellas County, Florida, agrees that service of process may be had on the Pledgor by service upon the Secretary of State of the State of Florida with a copy sent by certified mail to Pledgor at its address for notices set forth in this Agreement, and that venue of any action arising under or relating to this Agreement shall lie exclusively in Pinellas County, Florida.

         20. Waiver of Right to Jury Trial. The Pledgor, for itself, its successors and assigns, hereby waives its right to trial by jury in any action, whether in contract or tort, arising under or in any way related to this Agreement or to the Loan Documents.

         21. Assignment. Pledgor acknowledges and agrees that Lender shall have the right to assign this Agreement and all of Lender's rights hereunder.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

Witnesses:                                 BANKERS INSURANCE GROUP, INC.


/s/  Ana R. Fogo                           By:/s/  Edwin C. Hussemann
--------------------------                    ---------------------------------
Print name: Ana R. Fogo                       Name:   Edwin C. Hussemann

                                              Title:  Treasurer
/s/  Nancy C. Haire
--------------------------
Print name: Nancy C. Haire

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged before me this 21 day of April, 2003, by Edwin C. Hussemann, who is personally known to me or who produced a Florida driver's license as identification, as Treasurer of Bankers Insurance Group, Inc., on behalf of said corporation.

                                         /s/  Nancy C. Haire
                                         ------------------------------------
                                         Print Name: Nancy C. Haire
                                         Notary Public, State of Florida
                                         My Commission Number is: #DD 168156
                                         My Commission Expires: March 25, 2007


[Notary Seal]